THIS AGREEMENT is made the 15th day of  May, 2001

BETWEEN

(1)  BRAVADO INTERNATIONAL GROUP INC. of 150 South Rodeo Drive, Suite 130,
     Beverly Hills, CA 90290 , USA ("the Licensor"); and

(2)  FAMOUS FIXINS of 250 West 57th Street, Suite 1112, New York, NY 10107

WHEREAS:

(A)  The Licensor is the duly authorised licensee of certain copyright trademarks trade names artwork logos designs and likenesses and all merchandising rights relating to the artists known professionally as Dream
     ("the Artist").

(B)  The Licensor and the Licensee have agreed that the Licensee shall be granted certain rights to manufacture and sell certain goods and merchandise incorporating inter alia the name(s) and/or likeness(es) of the
     Artist for the consideration and upon the terms and conditions hereinafter set forth.

(C)  Words defined in clause 13 shall have the meanings ascribed to them therein.

NOW IT IS HEREBY AGREED as follows:-

1.   RIGHTS

     (a)  The Licensor hereby grants to the Licensee and the Licensee hereby accepts the exclusive right in the Territory during the Term to embody the Property on the Goods and to sell the Products to bona fide third party arms length wholesale and retail outlets in accordance with the terms hereof.

     (b)  All rights not expressly licensed to the Licensee hereunder are expressly reserved to the Licensor and without prejudice to the generality of the foregoing the Licensor expressly excludes and reserves the right to licence the use of the Property in connection with Goods manufactured, advertised, promoted or sold in connection with tours to be made by the Artist, the Artists fanclub,
          cinematograph or other films featuring the Artist or any other specific enterprise undertaken by the Artist in which such sale is an incidental rather than a primary purpose.

     (c)  The Licensee acknowledges and agrees that there is valuable goodwill associated with the Property and that the Property has a secondary meaning in the mind of the public. The Licensee further acknowledges and agrees that the Property (including all rights therein and goodwill associated therewith) shall be and remain insofar as the
          Licensee is concerned the exclusive sole and complete property of the
          Licensor and its designees. The Licensee shall not use nor authorise nor permit the use of the Property in any manner at any time nor at any place not specifically licensed herein and all rights and interests of whatsoever nature with respect to the Property and the
          Products which are not specifically granted to the Licensee herein shall be and are specifically reserved to the Licensor and/or its designees without limitation. The Licensee shall exercise the rights granted under this agreement strictly in accordance with the terms conditions restrictions and limitations contained herein. The Licensee acknowledges and agrees that its use of the Property shall not create in the Licensee's favour any right title or interest and that all uses of and sale by the Licensee (as are permitted under this agreement)
          shall inure to the benefit of the Licensor. It is agreed that all accounting and payments required herein shall survive and continue beyond the expiration or earlier termination of this agreement.
          Wherever the obligations of the Licensee hereunder are expressed to be subject to a limit of time it shall be deemed that time shall be of the essence of this agreement.

2.   ADVANCES/ROYALTIES/ACCOUNTING

     (a)  (i)  The Licensee shall pay the First Advance of ten thousand US dollars ($10,000.) to the Licensor upon full execution of this agreement.

          (ii) The Licensee shall pay the Second Advance of Five thousand US dollars ($5,000) to the Licensor on or before May 15, 2003

     (b)  The Advance shall be a non-returnable advance recoupable only from those sums payable to Licensor pursuant to sub-clause 2(c) hereof.

     (c)  The Licensee shall pay royalties to the Licensor in the manner set out in sub-clause 2(d) below. The royalties shall be payable at the
          Royalty Rate on the gross selling price of the Products exclusive of
          Sales Tax of each individual Product sold hereunder.

     (d)  Within thirty (30) days after the 31st March 30th June and 30th
          September and 31st December in any calendar year during the Term and within thirty (30) days of the end of the Sell-off Period (if any) the
          Licensee shall send to the Licensor a complete accurate and detailed statement broken down by country of sale setting forth the quantity and the gross sale price of each of the Products sold (including sales for export) during the preceding calendar quarter and the computation of royalties due to the Licensor pursuant to this agreement. Such statement shall be accompanied by payment of all royalties due to the
          Licensor in respect of each applicable sale. Acceptance by the
          Licensor of such payment and statement for any quarter shall not preclude the Licensor from questioning their accuracy at any time thereafter. Each such royalty statement shall be certified by a principal officer of the Licensee as being true and accurate.
          Royalties shall be paid in US Dollars. In calculating the royalties sums payable in another currency shall be converted into US Dollars at the mid-rate listed in the Wall Street Journal on the last date of the quarter in respect of which the statement is rendered.

     (e)  All sums payable hereunder by Licensee to Licensor shall be made without deduction or set off or withholding. If a withholding is required by law the Licensee shall either:-

          (i)  make such withholding; and

          (ii) account for the amount withheld to the relevant authority; and

          (iii) provide to the Licensor the relevant tax deduction certificate in the Licensor's name; or

          (iv) pay to Licensor such amount as will after deduction of any withholding, be equal to the amount which would have been
               received if no deduction had been made.

          (f)  All sums payable hereunder are exclusive of Sales Tax which shall
               (if applicable) be paid promptly on receipt of a Sales Tax invoice therefor.

          (g)  If the Licensee fails to make any payment by the due date
               (without prejudice to the provisions of clause 8 below), interest shall be payable on the outstanding amount at a rate of 4% per annum above the City National Bank Los Angeles Prime rate from time to time from the date payment should have been made until payment is actually made.

3.   WARRANTIES

     The Licensee warrants and represents and undertakes as follows:-

     (i)  intentionally deleted

     (ii) The Licensee is free to enter into and fully perform this agreement;

     (iii) all ideas creations designs materials and intellectual property furnished by the Licensee (if any) in connection with the Products will be the Licensees own and original creation or material which the
          Licensee is fully licensed to use (except for matters in the public domain) and shall be owned in full by the Licensor and licensed to the
          Licensee solely for the purposes contemplated by this agreement;

     (iv) the Products and their manufacture advertisement distribution and sale will not infringe upon or violate any rights of any third party;

     (v)  the Products will be of a high standard in style appearance and quality and will conform with approved samples approved by the
          Licensor pursuant to clause 4, be safe for use by consumers.

     (vi) the Products will be manufactured advertised distributed and sold in accordance with all applicable local laws and in a manner which will not reflect adversely on the Licensor the Artist or any others with whom the Licensor has contractual arrangements with respect to the
          Property;

     (vii) the Licensee will not manufacture advertise distribute or sell and will not authorise the manufacture advertising or sale of the Products in any manner at any time or in any place not specifically licensed hereunder;

     (viii) The Licensee will procure that the Products are on sale to the public throughout the Territory by the Marketing Date and the Licensee
          will use its best endeavours to promote and maximise sales and sales revenue relating to the Products in the Territory;

     (ix) The Licensee will not at any time do or suffer to be done any act or thing which might impair or affect the Property or the Licensor's rights and interests in the Property.

     (x)  The Licensee will pay (and hereby indemnifies the Licensor from any liability to pay or other expense) all sums due to any third parties arising from the sale, advertising or other exploitation of the
          Products.

     (xi) Unless the Licensee shall obtain the Licensor's prior written consent thereto which may be withheld for any reason the Licensee shall not distribute or sell any of the Products at prices which are less than the Minimum Price of $.02 for capsule vending stickers.

     (xii) The Licensee will not make any of the Products available as a special offer connected to the purchase of any recorded music of the Artist
          ("Record") nor package any Product with any Record or any other product without the prior written consent of the Licensor.

4.   PRODUCT APPROVAL

     (a)  It is of the essence of this agreement that the Licensee obtain the
          Licensor's prior written approval of each and every item of the
          Products (including without limitation the form and content of all advertising and promotional material in which the Property appears for use in the national press, magazines, television, radio, billboard, on-line and cinema advertisements or in any other way) which the
          Licensee desires to exploit pursuant to this agreement. If first product has not been approved within 90 days of signature of the agreement, being a final sample has been submitted for at least 20 days, then Licensee has the option to terminate the Agreement and ask for repayment of any monies paid to date. In this regard the Licensee shall submit to the Licensor at no cost or expense to the Licensor
          (whether recoupable or otherwise) three samples for the Licensor's said approval:

          (i)  a description of the concept, including full information on the nature and function of the proposed item and a general
               description of how the Property and other material will be used on them;

          (ii) complete layouts and descriptions of the proposed Products and promotional and packaging material showing exactly how and where the Property and other artwork and wording will be used;

          (iii) pre-production models or prototype samples of the proposed
               Products and promotional and packaging material;

          (iv) proposed timetabling for the Products in the market; and

          (v)  not less than ten (10) actual non-royalty bearing production samples of the proposed products and promotional and packaging material.

     (b)  Unless and until the Licensee shall receive the Licensor's final written approval of such samples of the Products the Licensee shall not proceed to manufacture (other than for pre-production purposes) or distribute the same. The Products so manufactured and distributed shall be of the same quality and content as the samples approved by the Licensor as aforesaid and shall be manufactured in accordance with specifications approved by the Licensor. Promptly following the initial manufacturing run of each of the Products the Licensee shall furnish the Licensor at no cost or expense to the Licensor (whether recoupable or otherwise) with fifteen (15) further items of the
          Products. The Licensor may purchase from the Licensee each Product at the Licensee's cost price plus 10% (excluding vending sets) for non-competitive reasons. At the Licensor's request and at the
          Licensee's sole cost and expense the Licensee shall submit random samples of the Products to the Licensor for inspection. Additionally at the Licensor's request the Licensee shall arrange for the
          Licensor's representative to enter the Licensee's or its
          manufacturer's premises for the purpose of inspecting the Products. In the event that the Licensor shall determine that any of the Products at any time falls below the aforesaid standard of quality and content the same shall be destroyed at the Licensee's sole cost and expense in the presence of the Licensor's representative or shall be delivered at the Licensee's sole cost and expense to the Licensor or its designee for destruction. All Products shall bear the "Official Merchandise"
          mark in the form specified by the Licensor.

     (c)  Without limiting the provisions of sub-clauses 4(a) and 4(b) above all of the Products containers and packaging therefor and all advertising and promotional materials relating to the Products shall be subject to the Licensor's prior written approval and shall be of the highest standards insofar as style appearance and quality is concerned. If
          Licensee violates the product approval procedure in any way or markets or promotes non approved product or advertising materials in any way, the licensing rights shall revert back to the Licensor and no part of the previously paid advance money shall be returned to the Licensee.

5.   INTELLECTUAL PROPERTY

     (a)  The Licensee shall print stamp or mould such notices of trademark service mark and copyright in the form specified by the Licensor on each of the Products and each package or each container used in connection therewith and all advertisements pertaining thereto. The
          Licensee shall not manufacture any Products without first receiving from the Licensor the relevant notice of trade mark service mark and copyright which the Licensor shall require to be printed stamped or moulded on each of the Products and packaging and containers as aforesaid. The Licensee shall comply with Licensors instructions with respect to position and letter size of the aforesaid notice of trade mark service mark or copyright. No Product upon which the aforesaid notice of trade mark service mark or copyright is printed stamped or moulded shall contain any other copyright notice whatsoever. The
          Licensee shall not use any trade mark or service mark other than the
          Property in connection with the Products without the Licensor's prior written approval. The Licensee shall not use any such trade mark, service mark or copyright other than on the Products and the packaging and containers used in connection therewith and advertisements pertaining thereto.

     (b)  The Licensee may make use of the Property:

          (i)  on the internet; or

          (ii) on any other publicly accessible or proprietary computer network via the Licensee's own web site and/or domain name for the sole purpose of selling the Products subject to approval having been obtained in accordance with clause 4 above. Without limitation, the
          Licensee undertakes that it shall not register or apply to register any of the Property as the whole or part of a domain name, electronic mail address or otherwise without the prior written consent of the
          Licensor.

6.   PRODUCT PROTECTION

     The Licensee shall obtain on behalf of itself and the Licensor all protection as may be reasonable with respect to the Products. Specifically at the Licensor's request and without prejudice to the Licensor's right to take action itself the Licensee shall commence in its and/or the Licensor's name (as the Licensor may designate) all appropriate legal proceedings including without limitation actions to obtain restraining orders and preliminary and permanent injunctions. The Licensee shall not commence any proceedings in respect of the rights granted herein without the prior written consent of the Licensor. The Licensee shall promptly notify the
     Licensor in writing of any infringements suspected infringements passing off imitations or other interferences with the Licensor's rights in the
     Property by third parties and shall fully assist the Licensor in any proceedings concerning the Products. If initiated by Licensor any sums recovered as a result of any judgement or settlement of any claim pertaining to the subject matter hereof these shall belong to the Licensor.

7.   RESTRICTION ON SALES

     (a)  The Licensee shall not have the right to distribute or sell the
          Products and shall not authorise or permit any of the Licensee's customers or any other party to distribute or sell the Products on or about the premises of any of the Artist's live personal appearances engagements. Additionally the Licensee shall not have the right to augment or expand any of the rights granted to the Licensee under this agreement or authorise or permit any of its customers or any other party so to do. Without limitation to the foregoing neither the
          Licensee nor any other party shall have the right to incorporate or embody the Property or the Products or any part thereof into any other product or service.

     (b)  In accordance with the foregoing the Licensee shall include in all of its agreements with each of the Licensee's customers provisions identical to the provisions set forth in sub-clause 7(a) above and the
          Licensee shall be required to print on each invoice "This product is for sale in the USA & Canada only" and that each of its customers also include such provisions on their invoices with their respective customers. The Licensee shall at the Licensee's sole cost and expense take all actions and require its customers to take all actions necessary to enforce such provisions. Upon the Licensor's request the
          Licensee shall forthwith furnish to the Licensor copies of all the
          Licensee's said agreements with its customers and their respective customers so that the Licensor can verify that the said provisions have been included in each such agreement. The parties hereto agree that a breach by the Licensee of the provisions of this Clause 7 will constitute a material breach of this agreement and may (inter alia) be treated as a repudiation of this agreement by the Licensee.

8.   TERMINATION

     (a)  Upon the occurrence of any of the following events then in addition to and without prejudice to any rights which it may have, the Licensor shall have the right to terminate this agreement (subject to the relevant notice being given in the case of termination under Clauses
          8(a)(i) and 8(a)(ii) below) and/or to delete from this agreement any elements of the Property or any Products and/or to require the immediate payment of any Advance and royalties due or to become due under this agreement:

          (i)  the Licensee fails to make any payment or furnish any statement in accordance with this agreement within seven (7) days after written notice requiring it to do so;

          (ii) the Licensee fails to comply with any other of its material obligations under this agreement or breaches any warranty made by it under this agreement including, without limitation, if the
               Licensee sells Products without having obtained the Licensor's written approval pursuant to clause 4 and does not cure such failure or breach within thirty (30) days after written notice specifying the failure or breach;

          (iii) without the prior written consent of the Licensor the Licensee sells or otherwise disposes of all or a substantial part of its business or assets to a third party, or direct or indirect control of the Licensee is transferred to a third party;

          (iv) the Licensee ceases or notifies the Licensor of its intention to cease to carry on business;

          (v)  the Licensee challenges the validity of any of the Property or the Licensor's rights in the Property.

     (b)  This agreement shall terminate automatically, without prejudice to any rights the Licensor may have, if (except in relation to a voluntary reorganisation, reconstruction or amalgamation) an order is made or a provisional liquidator is appointed in respect of the Licensee, or an administration order is made in respect of the Licensee, or a receiver
          (which expression shall include an administrative receiver) is appointed in respect of the Licensee or all or any of its assets and is not discharged within any period of thirty (30) days, or the
          Licensee is unable to pay its debts.

9.   EFFECT OF EXPIRATION OR TERMINATION

     (a)  Upon expiration of the Term or earlier termination of this agreement;

          (i)  all rights granted to the Licensee shall forthwith revert to the
               Licensor;

          (ii) Royalties shall be payable in accordance with Clause 2 and all other payments accrued shall immediately become due and payable to the Licensor;

          (iii) the Licensee shall deliver to the Licensor within five (5) days a statement indicating the number and description of the Products in stock or in the process of manufacture as at such expiration of the Term or earlier termination of this agreement. The
               Licensor may upon reasonable prior notice require the Licensee to conduct a physical inventory in the presence of the Licensor's duly authorised representative in order to ascertain or verify such statement;

          (iv) the Licensee shall cease the manufacture and marketing and
               (subject to any right of sell-off pursuant to Clause 9(b) hereof)
               the distribution and sale of the Products;

          (v)  the Licensee shall deliver up to the Licensor all creations designs materials and intellectual property created or licensed by Licensee pursuant to Clause 3(iii) above or provided to it by the Licensor or the Artist;

          (vi) all warranties and indemnification obligations of the parties and all provisions which expressly or by implication are intended to apply after expiration or termination of this agreement shall continue to apply.

     (b)  If the Term has expired due to the passage of time but not otherwise the Licensee shall have the non-exclusive right for a period of ninety
          (90) days following the expiration of the Term (herein referred to as
          "the Sell Off Period") to sell the Licensee's inventory of Products existing as of the date of such expiration. Licensee shall pay to
          Licensor royalties in accordance with the terms hereof. For Licensed products sold for less than fifty percent (50%) of the Licensee's normal price, the profit if any, will be split with seventy percent
          (70%) going to the Licensor, The Licensee shall not in any event have the right to manufacture any of the Products either in anticipation of the expiration of the Term or during the Sell Off Period. Within five
          (5) days following the expiration of the Term the Licensee shall furnish the Licensor with a detailed written statement as to the inventory of the Products as of the expiration of the Term. Upon expiration of the term, Licensor shall be entitled to purchase (at
          Licensee's cost plus ten percent (10%) royalty free) all unsold products, whereupon Licensee's sell off period will not apply. The
          Licensee shall be required to render statements and pay royalties to the Licensor in accordance with the terms and conditions of this agreement for all sales of the Products during the Sell Off Period in accordance with Clause 2d.

     (c)  If the term has expired other than due to passage of time or the end of the sell off period (as applicable) the Licensee shall furnish the
          Licensor within five (5) days with a further detailed written statement as to the inventory of each of the products as of the earlier termination of this agreement or the end of the sell off period ( as applicable) and the Licensor shall at its election either:

          (i)  purchase all or part of such inventory or any or all of the
               Products at the Licensee's actual out of pocket cost of
               manufacture therefor; or

          (ii) require the Licensee to destroy such remaining inventory in a manner satisfactory to the Licensor in the presence of the
               Licensor's representative and/or provide the Licensor with an affidavit of such destruction sworn to by one of the Licensee's principal officers;

          (iii) in the event that the Licensor elects to purchase any or all of such inventory pursuant to Clause 9(c)(i) hereof the Licensee shall promptly ship all such items at the Licensee's expense within the United States (or if SELL-OFF period has expired at the expense of the Licensor) to the Licensor or its designee or shall make them available at the Licensor's place of business for the Licensor or its designee to take possession thereof.

     (d)  The Licensee shall not during the three (3) month period preceding the date on which the Term is due to expire manufacture excess Products.

10.  INDEMNITY

     The Licensee does hereby indemnify save and hold harmless the Licensor and any of its associated companies and the individual members of the Artist from and against any and all claims damages loss liabilities costs and expenses (including legal fees on a attorney client basis) liability arising out of or in any manner connected with this agreement or the use or possession of the Property or any of the Products. The Licensee shall maintain at its own expense in full force and effect at all times during the Term and for two (2) years thereafter with a reputable insurer an insurance policy for single limit product liability in respect of the
     Products in a form acceptable to the Licensor naming the Licensor and all of the individual members of the Artist (and any other individuals and entities which the Licensor may from time to time designate) as named parties insured. The amount of insurance coverage shall be a minimum of three hundred and fifty dollars USD ($350,000) for each single occurrence.
     The Licensee shall furnish the Licensor with a copy of the certificates of insurance establishing such coverage prior to manufacture or distribution of any of the Products and with evidence of renewal. The policy will contain a provision confirming that the policy is primary and that the liability of the insurers will not be affected by any other insurance of which the Licensor or the Licensee have the benefit so as to reduce the amount payable under the policy.

11.  AUDIT

     During the Term and for a period of three (3) years thereafter the Licensee shall keep and maintain at its principal place of business true detailed and accurate books and records together with supporting bills invoices and vouchers of any and all transactions (including without limitation the manufacture shipping distribution and sale of each of the Products and packaging or containers thereof) which relate to or affect this agreement the Products or any provisions hereof. The said books and records with supporting documentation and other items shall be open to audit examination inspection the making of extracts and the taking of copies thereof by the
     Licensor or its representative(s) during regular business hours upon no more that five (5) business days' notice. In the event that any such examination and inspection shall indicate that the Licensee shall have made errors to the detriment of the Licensor then the Licensee shall forthwith pay to the Licensor the amount of the relevant discrepancy and if such error to the detriment of the Licensor shall be in excess of five per cent
     (5%) of the royalties earned by the Licensor during the periods for which such examination and inspection relates then the Licensee shall be solely responsible for and shall pay the costs of such inspection and examination.
     The Licensee will pay the Licensor interest on such under payment and all late payments at the rate of four per cent (4%) above City National Bank
     Los Angeles Prime Rate from time to time from the date payments should have been made until payment is actually made. The Licensee shall be obligated to obtain for the Licensor a similar right to inspect examine make extracts and take copies of the books and records of each of the Licensee's manufacturers and sub-licensees. Acceptance of any sum by or on behalf of the Licensor from the Licensee shall not in any manner be construed as a waiver by the Licensor of any claim pertaining to the validity of the computation of such payment nor a waiver of any breach by the Licensor of any provision of this agreement.

13.  MISCELLANEOUS

     (a)  This agreement contains all the terms agreed between the Licensee and
          Licensor and replaces all previous agreements written or oral on the subject matter of this agreement and may not be varied except in writing. No waiver by either Licensee or Licensor of a breach hereof or a default hereunder shall be deemed a waiver by such party of any previous or subsequent breach whether of a like or similar nature or otherwise.

     (b)  (i) any clause sentence paragraph or part of this agreement or application thereof shall for any reason be judged by a court of competent jurisdiction to be invalid for any reason such judgement shall not affect the remainder of this agreement which shall continue in full force and affect.

     (c)  The Licensee and Licensor shall during and after the existence of this agreement keep all the terms of this agreement secret and confidential and will not disclose to any third party any information contained in this agreement or any information concerning the business of affairs of the License and Licensor or of any of the Artist supplied to it or otherwise obtained by the Licensee under or in connection with this agreement except where required by law.

     (d)  This agreement shall not operate so as to create a partnership or joint venture of any kind between the Licensee and the Licensor.

     (e)  (i) The Licensee will not enter into any sub-licence agreement in connection with the Products without the prior written consent of the Licensor nor shall the Licensee enter into any agency
              agreement or otherwise sub-contract or part with any of its obligations under this agreement without the prior written consent of the Licensor.

          (ii) The Licensee may not assign, licence, subcontract or otherwise part with its rights or obligations under this agreement without the prior written consent of the Licensor.

          (iii) Limited Right of Assignment/ Licensee has informed Licensor that
               Licensee has entered into a letter of intent with a Delaware
               Corporation and a Texas Corporation (collectively referred to as
               "Merger Candidate"), involving a transaction the result of which will be the acquisition by the merger candidate of substantially all of the operating assets of Licensee, and the assumption by the Merger candidate of substantially all existing liabilities of
               Licensee. The final structure of the proposed transaction i.e., merger, asset purchase, share exchange or otherwise, has yet not been determined. Licensor hereby consents to the Licensee's right to assign or otherwise transfer its rights and obligations under such transaction with the Merger candidate. The parties agree that such a transaction and/or assignment will not be deemed a breach of section 9, or any other provision, of the Licensed
               Agreement.

     (f)  Any notice consent approval or other communication required to be given to any party in connection with this agreement shall be in writing and shall be delivered by hand or sent by Registered first class post or other courier to the address of such party herein set out or at such changed address as shall for that purpose be notified in accordance with the provisions hereof to the other party and every such notice consent approval or other communication shall if sent by hand or courier be deemed to have been duly served on the first working day following the day of delivery and if sent by post or be deemed to have been duly served on the third business day after the date of posting.

     (g)  This agreement and any variations or amendments hereto shall be governed in accordance with the laws and procedures of the jurisdiction of the defending party in any litigation arising hereunder.

     (h)  All headings used in this agreement are for clarification and reference purposes only.

     (i)  At the request of the Licensor the Licensee agrees promptly to provide to the Licensor such items of the Products for touring or fan club purposes that the Licensor may require at Licensee's actual out of pocket cost of manufacture therefor.

     (j)  It is agreed that all accounting and payments required herein shall survive and continue beyond the expiration or earlier termination of this agreement.

14.  DEFINITIONS

     In this agreement the following expressions shall have the meanings set out against them:

     (a)  (i)"First Advance" - shall mean Ten thousand US dollars($10,000.)
          payable on execution.

          (ii)"Second Advance" - shall mean Five thousand US dollars ($5,000)
               due on or before May 15, 2001

     (b)  "Marketing Date" - shall mean on or before September 1, 2001.

     (c)  "Property" - symbols emblems logos designs photographs name(s)
          professional name(s) and visual images or representations based on the real life image of the Artist as approved by the Licensor in writing.

     (d)  "Products" - shall mean the Goods embodying thereon the Property.

     (e)  "Royalty Rate" - shall mean eleven percent (11%).

     (f)  "Term" - shall mean the period commencing May 15, 2001 until May 15,
          2003.

     (g)  "Territory" - US, Canada, Mexico

     (h)  "Goods" - Shall mean: Novelty lip balm with and without glitter

     (i)  "Minimum Price" shall mean:- lowest wholesale price

     (j)  Special Clauses- The copyright line is Dream(TM)(C)2001 Clockwork
          Entertainment, LLC all rights reserved Another BIG License. Please use
          Another BIG logo

          Please use the following website on packaging www.thedreamsite.com

AS WITNESS the hands of the duly authorised representatives of the Licensor and the Licensee the day and year first above written.

SIGNED by                              )
for and on behalf of                   )
BRAVADO INTERNATIONAL                  )
GROUP INC                              )
in the presence of:                    )

SIGNED by                              )
for and on behalf of                   )
FAMOUS FIXINS, INC.                    )
in the presence of:                    )